Exhibit 10.24

FOURTH AMENDMENT
TO
CREDIT AND SECURITY AGREEMENT

This Amendment, entered into as of August 23, 2021, and effective as of November 1, 2021, is by and between RED IRON ACCEPTANCE, LLC, a Delaware limited liability company (“Borrower”), and TCF INVENTORY FINANCE, INC., a Minnesota corporation (“Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined).
RECITALS
A.Borrower and Lender are parties to a Credit and Security Agreement, dated as of August 12, 2009, as amended by a First Amendment to Credit and Security Agreement dated as of June 6, 2012, a Second Amendment to Credit and Security Agreement dated as of November 29, 2016, and a Third Amendment to Credit and Security Agreement dated as of December 20, 2019 (as so amended, the “Credit Agreement”).
B.The parties hereto have agreed to amend the Credit Agreement as provided herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.Amendments. The following definitions (i) with respect to terms not presently defined in Schedule 1.01 of the Credit Agreement, are hereby added in alphabetical order to Schedule 1.01 of the Credit Agreement, and (ii) with respect to terms presently defined in Schedule 1.01 of the Credit Agreement, amend and restate in their entirety the corresponding definitions in the Credit Agreement:
“LIBOR” shall mean the most recent 15 Business Day moving average of one-month interbank offered rates for dollar deposits in the London market, as reported to Lender by The Bloomberg Financial Markets, Commodities and News, a publicly available financial reporting service (“Bloomberg”). If LIBOR is less than zero, LIBOR shall be deemed to be zero. LIBOR for any calendar month will be based on the reported one-month LIBOR rate for the most recent 15 Business Days preceding the 25th day of the immediately preceding calendar month.
“SOFR Index” shall mean, for any calendar month, an annual rate equal to 1-Month Term SOFR plus 0.11448%. “1-Month Term SOFR” means, for any calendar month, the 1 Month CME Term SOFR Reference Rate published by CME Group Benchmark Administration Limited (or any successor administrator thereof) on the first day of such month (or, if not published on the first day of such month, the next date published). If 1-Month Term SOFR is less than zero, 1-Month Term SOFR shall be deemed to be zero. If TCFIF determines that 1-Month Term SOFR has ceased or will cease to be available, TCFIF will select a commercially reasonable replacement rate for use in the definition of SOFR Index.

“TCFIF Rate” shall mean, for each month, an annual rate equal to the sum of (a) one-half percent (1/2%), plus (b) the weighted average of LIBOR and the SOFR Index, in each case, as such rate may be reduced pursuant to Section 2.01(c). The weighting of such average of LIBOR and the SOFR Index shall be determined by TCFIF each month so as to approximate the ratio of (i) the average outstanding principal balance owed to Borrower by dealers and distributors in such month bearing interest by reference to the London Interbank Offered Rate (or any similar rate), to (ii) the average outstanding principal balance owed to Borrower by dealers and distributors in such month bearing interest by reference to the SOFR Index or bearing interest at a fixed rate, all as determined by TCFIF. The determination of the TCFIF Rate by TCFIF from time to time shall be conclusive absent manifest error.
2.Representations and Warranties. Borrower certifies to Lender that the representations and warranties of Borrower in Section IV of the Credit Agreement are true and correct in all respects as of the date of this Amendment.
3.Affirmation of Credit Agreement; Further References. The parties hereto each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects, and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement (including references in the Credit Agreement to the terms thereof) are hereby amended to refer to the Credit Agreement as amended through this Amendment.
4.Entire Agreement. This Amendment, on and after the date hereof, contains all of the understandings and agreements of whatsoever kind and nature existing among the parties hereto with respect to this Amendment, the subject matter hereof, and the rights, interests, understandings, agreements and obligations of the parties hereto pertaining to the subject matter hereof with the effect that this Amendment shall control with respect to the specific subjects hereof.
5.Counterparts. This Amendment, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of the Amendment by facsimile transmission or by electronic mail in portable document format (.pdf) shall be as effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

RED IRON ACCEPTANCE, LLC

By:	/s/ Zafar Farooq
Name: Zafar Farooq
Its: Manager

TCF INVENTORY FINANCE, INC.

By:	/s/ Zafar Farooq
Name: Zafar Farooq
Its: Executive Vice President

Signature Page to Fourth Amendment to Credit and Security Agreement